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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-3 of our report dated February 14, 2002, except for note 16 as to which the date is February 21, 2002 relating to the financial statements and financial statement schedules, which appears in Everest Re Group Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
September 24, 2002